Exhibit 99.1

MITEK SYSTEMS REPORTS THIRD QUARTER FISCAL YEAR 2012 RESULTS

•	Signed 408 FIs as of June 30, 2012, with a record 93 additions in Q3

•	137 customers launched Mobile Deposit® as of June 30, 2012

•	Mobile Deposit transaction usage increased over 25% from the prior quarter

SAN DIEGO – July 24, 2012 — Mitek Systems, Inc. (NASDAQ: MITK; www.miteksystems.com), a leading mobile imaging software solutions provider, today announced financial results for the third quarter of fiscal 2012, which ended June 30, 2012.

Total revenue for the third quarter of fiscal 2012 was $3.2 million compared to total revenue of $3.0 million for the third quarter of fiscal 2011. Software revenue was $2.5M in the third quarter of fiscal 2012, compared to $2.4M in the third quarter of fiscal 2011. Maintenance and professional services revenue was $698,000 in the third quarter of fiscal 2012, compared to $579,000 in the third quarter of fiscal 2011. Total operating expenses for the third quarter of fiscal 2012 were $4.8 million compared to $2.2 million for the third quarter of 2011.

GAAP net loss for the third quarter of fiscal 2012 was $2.0 million, or $0.08 per share, compared to GAAP net income of $325,000, or $0.01 per diluted share, in the third quarter of 2011.

Non-GAAP net loss for the third quarter of 2012 was $1.2 million, or $0.05 per share, compared to non-GAAP net income of $687,000, or $0.03 per diluted share, in the third quarter of fiscal 2011.

“We believe that our return to revenue growth this quarter, along with signing a record number of new banks for Mobile Deposit and receiving reorders, are all evidence of our continued and positive momentum,” said James B. DeBello. “We also invested in our future by adding two key members to our management team to help lead Mitek to its

Mitek Systems Reports Third Quarter Fiscal 2012 Financial Results

next phase of growth.”

The Company ended the third quarter of fiscal 2012 with cash, cash equivalents and investments of $15.4 million, compared to $16.3 million at the end of fiscal 2011.

Conference Call

Mitek management will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET to discuss the Company’s third quarter fiscal 2012 financial results. To participate, please dial in as follows approximately ten minutes in advance of the scheduled start time:

•	Parties in the United States and Canada can access the call by dialing 1-866-510-0708, using conference code 85853298.

•	International parties can access the call by dialing 1-617-597-5377, using conference code 85853298.

Mitek will offer a live webcast of the conference call, which will also include forward-looking information. The webcast will be accessible at: http://www.media-server.com/m/p/g65ca9ci and will be archived on the “Investor Relations” section of the Company’s website at www.miteksystems.com for a period of 30 days. An audio replay of the conference call will be available approximately two hours after the call and will be archived for a period of 30 days. To hear the replay, parties in the United States and Canada should call 1-888-286-8010 and enter conference code 55322819. International parties should call 1-617-801-6888 and enter conference code 55322819.

About Mitek

Headquartered in San Diego, Calif., Mitek Systems (NASDAQ: MITK) is a mobile imaging software solutions provider that allows users to remotely deposit checks, pay their bills, get insurance quotes, and transfer credit card balances by snapping a picture with their camera-equipped smartphones and tablets instead of using the device keyboard. Mitek’s technology increases convenience for the consumer by eliminating the need to go to the bank branch or automated teller machine, and dramatically reduces processing and customer acquisition costs while increasing customer retention. With a strong patent portfolio, Mitek is positioned as the leading innovator in mobile imaging software and currently provides its solutions to Fortune 500 financial services companies. For more information about Mitek Systems, please visit http://www.miteksystems.com.

Mitek Systems Reports Third Quarter Fiscal 2012 Financial Results

Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to revenue growth and future phases of development are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks that the Company will not be able to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit by the Company’s signed customers. Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year September 30, 2011 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net (loss) income and non-GAAP net (loss) income per share, that exclude stock-based compensation expense, non-cash interest expense on convertible debt and amortization of capitalized debt issuance costs. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these measures evaluating the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, identifying trends in the Company’s underlying business and performing related trend analyses, and a better understanding of how management plans and measures the Company’s underlying business. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

© 2012 Mitek Systems. All rights reserved. The Mitek Systems name and logo and Mobile Deposit® are registered trademarks of Mitek Systems, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

Mitek Systems Reports Third Quarter Fiscal 2012 Financial Results

###

Investor Relations:

Julie C. Cunningham

858.309.1780

ir@miteksystems.com

Media Relations:

Matthew Mors

Mix PR

miteksystems@mix-pr.com

Mitek Systems Reports Third Quarter Fiscal 2012 Financial Results

MITEK SYSTEMS, INC

CONDENSED BALANCE SHEETS

	June 30, 2012	September 30, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,193,014	$5,655,716
Short-term investments	8,851,568	10,187,638
Accounts receivable, net	3,190,110	2,956,295
Other current assets	523,950	317,382

Total current assets	18,758,642	19,117,031

Long-term investments	401,881	417,230
Property and equipment, net	411,159	196,519
Other non-current assets	42,049	120,903

Total assets	$19,613,731	$19,851,683

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,279,319	$358,907
Accrued payroll and related taxes	715,375	496,009
Deferred revenue	1,669,133	873,230
Other current liabilities	37,541	45,185

Total current liabilities	3,701,368	1,773,331

Other non-current liabilities	67,948	23,061

Total liabilities	3,769,316	1,796,392

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 40,000,000 shares authorized, 25,923,793 and 24,144,366 issued and outstanding, respectively	25,924	24,144
Additional paid-in capital	36,268,733	33,660,397
Accumulated other comprehensive income	(878)	(9,855)
Accumulated deficit	(20,449,364)	(15,619,395)

Total stockholders’ equity	15,844,415	18,055,291

Total liabilities and stockholders’ equity	$19,613,731	$19,851,683

Mitek Systems Reports Third Quarter Fiscal 2012 Financial Results

MITEK SYSTEMS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
Revenue
Software	$2,463,916	$2,375,049	$5,861,391	$5,653,916
Maintenance and professional services	697,813	578,869	2,011,560	1,571,920

Total revenue	3,161,729	2,953,918	7,872,951	7,225,836

Operating costs and expenses
Cost of revenue-software	170,411	308,795	427,599	515,041
Cost of revenue-maintenance and professional services	188,809	128,901	543,627	386,428
Selling and marketing	1,078,603	667,793	2,641,569	1,632,001
Research and development	2,117,174	738,368	5,026,959	1,970,687
General and administrative	1,626,133	784,573	4,089,315	2,242,009

Total operating costs and expenses	5,181,130	2,628,430	12,729,069	6,746,166

Operating (loss) income	(2,019,401)	325,488	(4,856,118)	479,670

Other income (expense), net
Interest and other expense, net	(62,267)	(2,693)	(191,970)	(387,067)
Interest income	72,781	2,316	218,919	4,212

Total other income (expense), net	10,514	(377)	26,949	(382,855)

(Loss) income before income taxes	(2,008,887)	325,111	(4,829,169)	96,815
Provision for income taxes	—	—	800	2,492

Net (loss) income	$(2,008,887)	$325,111	$(4,829,969)	$94,323

Net (loss) income per share - basic	$(0.08)	$0.01	$(0.19)	$0.00

Net (loss) income per share - diluted	$(0.08)	$0.01	$(0.19)	$0.00

Shares used in calculating basic net (loss) income per share	25,613,698	22,574,421	24,980,253	20,648,090

Shares used in calculating diluted net (loss) income per share	25,613,698	24,818,674	24,980,253	22,795,676

Mitek Systems Reports Third Quarter Fiscal 2012 Financial Results

MITEK SYSTEMS, INC.

NON-GAAP NET (LOSS) INCOME RECONCILIATION

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
GAAP (loss) income before income taxes	$(2,008,887)	$325,111	$(4,829,169)	$96,815

Add back:
Stock compensation expense	830,986	361,763	1,983,870	891,347
Non-cash interest expense on convertible debt	—	—	—	384,124
Amortization of capitalized debt issuance costs	—	—	—	53,945

Non-GAAP (loss) income before income taxes	(1,177,901)	686,874	(2,845,299)	1,426,231
GAAP provision for income taxes	—	—	800	2,492

Non-GAAP net (loss) income	$(1,177,901)	$686,874	$(2,846,099)	$1,423,739

Non-GAAP net (loss) income per share - diluted	$(0.05)	$0.03	$(0.11)	$0.06

Shares used in computing diluted Non-GAAP net (loss) income per share	25,613,698	24,818,674	24,980,253	22,795,676